EX-23.1

                            CONSENT OF ACCOUNTANTS



Michael Johnson & Co., LLC
Certified Public Accountants
9175 East Kenyon Avenue, Suite 100
Denver, Colorado 80237
(303) 796-0099


June 3, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

CONSENT OF INDEPENDENT AUDITORS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 POS of our report dated March 29, 2004 in World Am Communications, Inc's Form 10-KSB for the fiscal year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Michael Johnson & Co., LLC
Michael Johnson & Co., LLC
Denver, Colorado